SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________

FORM 8-K



CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of Earliest Event Reported):

September 5, 1995


CBI Industries, Inc.


(Exact name of registrant as specified in its charter)

Delaware             7833                 36-3009343
(State of            (Commission          (IRS Employer
 Incorporation)      File No.)            Identification Number)

                  800 Jorie Boulevard
                  Oak Brook, Illinois 60522-7001

(Address, including zip code, of principal executive offices)


Registrant's telephone number including area code:  708-572-7000

Item 5.   Other Events.

     On September 5, 1995, CBI Industries, Inc. sold $20,000,000 of
6.75%
Cumulative Preferred Stock, Series E at a public price of $100.00.

Item 7. Financial Statements Pro Forma Financial Information and Exhibits.

     1. Certificate of Designations of the 6.75% Cumulative Preferred Stock, Series E, par value $1.00 per share, of CBI Industries, Inc. filed with the Delaware Secretary of State on September 1, 1995.


SIGNATURES

          Pursuant to the requirements of the Securities Ex-change Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CBI INDUSTRIES, INC.



                              By:/s/ Alan J. Schneider
                                 Alan J. Schneider
                                 Vice President and
                                 Chief Financial Officer



Dated: September 5, 1995